UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2012

BLACK RIDGE OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53952	27-2345075
(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Wayzata Boulevard, Suite 310, Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

(952) 426-1241
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On June 5, 2012, Black Ridge Oil and Gas, Inc. (the “Company”) issued a press release related to the asset purchase agreement, dated March 21, 2012 (as described further in Item 8.01 below), which is furnished as Exhibit 99.1 hereto. The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On June 1, 2012, Black Ridge Oil and Gas, Inc. (the “Company”) decided that it would not close on the asset purchase agreement (the “Agreement”), dated March 21, 2012, that the Company had previously entered into with Twin City Technical, LLC, a North Dakota limited liability company and Irish Oil and Gas, Inc. a Nevada corporation (collectively, the “Sellers”).  The Company did not close on the asset purchase agreement due to unfavorable equity market financing conditions.  The Sellers will retain the deposit shares that the Company had previously issued under the Agreement.  The Sellers are already shareholders of the Company by virtue of prior sales of mineral leases by them to the Company.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated June 5, 2012 (furnished)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLACK RIDGE OIL & GAS, INC. (Registrant)

Date: June 5, 2012	By:	/s/ Ken DeCubellis, Chief Executive Officer
Ken DeCubellis, Chief Executive Officer